UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 16, 2006 (March 15, 2006)

Commission file number: 001-7940

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0466193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

808 Travis Street, Suite 1320

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (713) 780-9494

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Goodrich Petroleum Corporation (the “Company”) issued a press release on March 15, 2006, reporting its fourth quarter 2005 financial and operating results. The Company is furnishing the press release as Exhibit 99.1 to this Form 8-K.

The pretax present value of our proved reserves, discounted at 10% (“PV10 Value”), as discussed in the attached press release on Exhibit 99.1, represents the discounted future net cash flows attributable to our proved oil and gas reserves before income tax, discounted at 10%. PV10 may be considered a non-GAAP measure as defined by the SEC. We believe that the presentation of the PV10 Value is relevant and useful to our investors because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account corporate future income taxes and our current tax structure. We further believe investors and creditors utilize our PV10 as a basis for comparison of the relative size and value of our reserves to other companies. The standardized measure of discounted future net cash flows represents the present value of future cash flows attributable to our proved oil and natural gas reserves after estimated future income tax, discounted at 10%. Neither PV10 Value nor standardized measure of discounted future net cash flows reflects the impact of hedging transactions. Below is a reconciliation of the PV10 Value to the standardized measure of discounted future net cash flows (in millions):

PV10 Value	$587
Discounted future income taxes	(177)

Standardized measure of discounted future net cash flows	$(410)

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release issued March 15, 2006

In accordance with General Instruction B.2 of the Form 8-K and Securities and Exchange Commission Release No. 33-8176, the Company is furnishing this information, including the press release, under Item 2.02 of Form 8-K. Therefore, the information is not deemed “filed” under Section 18 of the Securities and Exchange Act of 1934, as amended, nor is it deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ D. Hughes Watler
D. Hughes Watler
Senior Vice President & Chief Financial Officer

Dated: March 16, 2006

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